AMENDMENT TO AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT

This Amendment (this “Amendment”), effective March 9, 2016, is made to the Amended and Restated Investment Advisory Agreement by and between Great-West Funds, Inc. (“Great-West Funds”) and Great-West Capital Management, LLC (the “Adviser”).

WHEREAS, Great-West Funds and Adviser are parties to the Amended and Restated Investment Advisory Agreement, dated May 1, 2015, as amended (the “Agreement”); and

WHEREAS, pursuant to Article VI of the Agreement, Great-West Funds and Adviser desire to amend the Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, Great-West Funds and Adviser agree as follows:

1.	All references to “Great-West Small Cap Growth Fund” are deleted.

2.	All references to “Great-West American Century Growth Fund” are deleted.

3.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

4.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

5.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the Effective Date.

GREAT-WEST CAPITAL MANAGEMENT, LLC

Attest:	/s/ Cara B. Owen	By:	/s/ Mary Maiers

Name:	Cara B. Owen	Name:	Mary Maiers

Title:	Assistant Secretary & Counsel	Title:	CFO & Treasurer

GREAT-WEST FUNDS, INC.

Attest:	/s/ Cara B. Owen	By:	/s/ David McLeod

Name:	Cara B. Owen	Name:	David McLeod

Title:	Assistant Secretary & Counsel	Title:	SVP & Managing Director

AMENDMENT TO AMENDED & RESTATED

INVESTMENT ADVISORY AGREEMENT

The following amendment (this “Amendment”), effective April 29, 2016, is made to the Amended and Restated Investment Advisory Agreement, by and between Great-West Funds, Inc. (the “Great-West Funds”) and Great-West Capital Management, LLC (the “Adviser”), dated May 1, 2015, as amended (the “Agreement”), and is hereby incorporated into and made a part of the Agreement.

1.	The second paragraph of Article II, Section A of the Agreement is deleted in its entirety and replaced with the following:

As compensation for its services with respect to Great-West Funds, the Adviser receives monthly compensation at the annual rate of 0.12% of the average daily net assets of the Great-West Lifetime Conservative 2015 Fund, Great-West Lifetime 2015 Fund, Great-West Lifetime Conservative 2020 Fund, Great-West Lifetime 2020 Fund, Great-West Lifetime Conservative 2025 Fund, Great-West Lifetime 2025 Fund, Great-West Lifetime Conservative 2030 Fund, Great-West Lifetime 2030 Fund, Great-West Lifetime Conservative 2035 Fund, Great-West Lifetime 2035 Fund, Great-West Lifetime Conservative 2040 Fund, Great-West Lifetime 2040 Fund, Great-West Lifetime Conservative 2045 Fund, Great-West Lifetime 2045 Fund, Great-West Lifetime Conservative 2050 Fund, Great-West Lifetime 2050 Fund, Great-West Lifetime Conservative 2055 Fund, Great-West Lifetime 2055 Fund.

2.	The third paragraph of Article II, Section B of the Agreement is deleted in its entirety and replaced with the following:

    With respect to the Great-West Lifetime Conservative 2015 Fund, Great-West Lifetime 2015 Fund, Great-West Lifetime Conservative 2020 Fund, Great-West Lifetime 2020 Fund, Great-West Lifetime Conservative 2025 Fund, Great-West Lifetime 2025 Fund, Great-West Lifetime Conservative 2030 Fund, Great-West Lifetime 2030 Fund, Great-West Lifetime Conservative 2035 Fund, Great-West Lifetime 2035 Fund, Great-West Lifetime Conservative 2040 Fund, Great-West Lifetime 2040 Fund, Great-West Lifetime Conservative 2045 Fund, Great-West Lifetime 2045

Fund, Great-West Lifetime Conservative 2050 Fund, Great-West Lifetime 2050 Fund, Great-West Lifetime Conservative 2055 Fund, and Great-West Lifetime 2055 Fund, the Adviser shall be responsible for all expenses incurred in performing the services set forth in this Agreement and all other expenses, except that Great-West Funds shall pay all Administrative Services Fees, distribution and other expenses incurred under a plan adopted pursuant to rule 12b-1 under the Investment Company Act, and any extraordinary expenses, including litigation costs.

4.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

5.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

6.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through duly authorized officers.

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GREAT-WEST CAPITAL MANAGEMENT, LLC

Attest:	/s/ Cara B. Owen	By:	/s/ Cathe Tocher

Name:	Cara B. Owen	Name:	Cathe Tocher

Title:	Assistant Secretary & Counsel	Title:	SVP & Chief Investment Officer

GREAT-WEST FUNDS, INC.

Attest:	/s/ Cara B. Owen	By:	/s/ Mary C. Maiers

Name:	Cara B. Owen	Name:	Mary Maiers

Title:	Assistant Secretary & Counsel	Title:	Chief Financial Officer & Treasurer

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